GOLUB CAPITAL INVESTMENT CORPORATION INVESTOR PRESENTATION QUARTER ENDED JUNE 30, 2018

Disclaimer Some of the statements in this presentation constitute forward-looking statements, Such forward-looking statements may include statements preceded by, followed by which relate to future events or our future performance or financial condition. The or that otherwise include the words “may,” “might,” “will,” “intend,” “should,” “could,” forward-looking statements contained in this presentation involve risks and “can,” “would,” “expect,” “believe,” “estimate,” “anticipate,” “predict,” “potential,” “plan” uncertainties, including statements as to: our future operating results; our business or similar words. prospects and the prospects of our portfolio companies; the effect of investments We have based the forward-looking statements included in this presentation on that we expect to make and the competition for those investments; our contractual information available to us on the date of this presentation. Actual results could differ arrangements and relationships with third parties; completion of a public offering of materially from those anticipated in our forward-looking statements and future our securities or other liquidity event; actual and potential conflicts of interest with results could differ materially from historical performance. You are advised to GC Advisors LLC ("GC Advisors"), our investment adviser, and other affiliates of consult any additional disclosures that we may make directly to you or through Golub Capital LLC (collectively, "Golub Capital"); the dependence of our future reports that we have filed or in the future may file with the Securities and Exchange success on the general economy and its effect on the industries in which we invest; Commission (“SEC”). the ability of our portfolio companies to achieve their objectives; the use of borrowed money to finance a portion of our investments; the adequacy of our This presentation contains statistics and other data that have been obtained from or financing sources and working capital; the timing of cash flows, if any, from the compiled from information made available by third-party service providers. We have operations of our portfolio companies; general economic and political trends and not independently verified such statistics or data. other external factors; the ability of GC Advisors to locate suitable investments for In evaluating prior performance information in this presentation, you should us and to monitor and administer our investments; the ability of GC Advisors or its remember that past performance is not a guarantee, prediction or projection of affiliates to attract and retain highly talented professionals; our ability to qualify and future results, and there can be no assurance that we will achieve similar results in maintain our qualification as a regulated investment company and as a business the future. development company; general price and volume fluctuations in the stock markets; the impact on our business of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the rules and regulations issued thereunder and any actions toward repeal thereof; and the effect of changes to tax legislation and our tax position. 2

Summary of Quarterly Results Third Fiscal Quarter 2018 Highlights − Net increase in net assets resulting from operations (i.e. net income) for the quarter ended June 30, 2018 was $20.5 million, or $0.35 per share, resulting in an annualized return on equity of 9.5%. This compares to net income of $20.7 million, or $0.37 per share, and an annualized return on equity of 10.0% for the quarter ended March 31, 2018. − Net investment income for the quarter ended June 30, 2018 was $19.4 million, or $0.33 per share, as compared to $17.7 million, or $0.32 per share for the quarter ended March 31, 2018. Excluding a less than $0.1 million accrual for the capital gain incentive fee under GAAP, net investment income for the quarter ended June 30, 2018 was $19.5 million, or $0.331 per share, as compared to $18.2 million, or $0.331 per share, excluding a $0.5 million accrual for the capital gain incentive fee under GAAP for the quarter ended March 31, 2018. − Net realized and unrealized gain on investments and foreign currency of $1.1 million, or $0.02 per share, for the quarter ended June 30, 2018 was the result of $2.5 million of net realized gains and $1.4 million of net unrealized depreciation. This compares to a net realized and unrealized gain on investments and foreign currency of $3.0 million, or $0.05 per share, for the quarter ended March 31, 2018. − New middle-market investment commitments totaled $254.4 million for the quarter ended June 30, 2018. Approximately 90% of the new investment commitments were one stop loans, 9% were senior secured loans, 1% were investments in equity securities and less than 1% were in subordinated loans. Overall, total investments in portfolio companies at fair value increased by 4.3%, or $68.0 million, during the quarter ended June 30, 2018. 1. As a supplement to U.S. generally accepted accounting principles (“GAAP”) financial measures, Golub Capital Investment Corporation (“we,” “us,” “our,” “GCIC” and the “Company”) has provided this non-GAAP financial measure. The Company believes that this non-GAAP financial measure is useful as it excludes the accrual of the capital gain incentive fee which is not contractually payable under the terms of the Company’s investment advisory agreement with GC Advisors ( the “Investment Advisory Agreement”). The capital gain incentive fee payable as calculated under the Investment Advisory Agreement for the period ended June 30, 2018 is $0. However, in accordance with GAAP, the Company is required to include aggregate unrealized appreciation on investments in the calculation and accrue a capital gain incentive fee on a quarterly basis as if such unrealized capital appreciation were realized, even though such unrealized capital appreciation is not permitted to be considered in calculating the fee actually payable under the Investment Advisory Agreement. Although this non-GAAP financial measure is intended to enhance investors’ understanding of the Company’s business and performance, this non-GAAP financial measure should not be considered an alternative to GAAP. Refer to slide 4 for a reconciliation to the nearest GAAP measure, net investment income per weighted average share. 3

Financial Highlights

Dollars in 000s	Q3 2017	Q4 2017	Q1 2018	Q2 2018	Q3 2018
Net income	$ 14,210	$ 13,397	$ 17,814	$ 20,708	$ 20,476
Net investment income	14,247	14,309	15,781	17,695	19,416
Net realized/unrealized gain (loss)	(37)	(912)	2,033	3,013	1,060
Distributions declared	14,210	13,397	17,814	20,708	20,476

Per Share [1] and Return on Equity [2] Statistics	Q3 2017	Q4 2017	Q1 2018	Q2 2018	Q3 2018
Earnings per weighted average share	$ 0.31	$ 0.28	$ 0.34	$ 0.37	$ 0.35
Net investment income per weighted average share	0.31	0.30	0.30	0.32	0.33
Accrual for capital gain incentive fee per weighted average share	0.00*	(0.01)	0.01	0.01	0.00*
Net investment income before accrual for capital gain incentive fee per weighted average share [3]	0.31	0.29	0.31	0.33	0.33
Net realized/unrealized gain (loss) per weighted average share	0.00*	(0.02)	0.04	0.05	0.02
Annualized return on equity – net income	8.3%	7.3%	9.1%	10.0%	9.5%
Annualized return on equity – net investment income	8.3%	7.8%	8.0%	8.6%	9.0%
Annualized return on equity – net investment income before accrual for capital gain incentive fee [3,4]	8.4%	7.7%	8.2%	8.8%	9.0%
Net asset value	$ 15.00	$ 15.00	$ 15.00	$ 15.00	$ 15.00

* Represents an amount less than $0.01 per share.

1. Per share returns are calculated based on the daily weighted average shares outstanding during the period presented.
2. Return on equity calculations are based on daily weighted average of total net assets during the period presented.
3. As a supplement to GAAP financial measures, the Company has provided this non-GAAP financial measure. The Company believes that this non-GAAP financial measure is useful as it excludes the accrual of the capital gain incentive fee which is not contractually payable under the terms of the Investment Advisory Agreement. The capital gain incentive fee payable as calculated under the Investment Advisory Agreement for the period ended June 30, 2018 is $0. However, in accordance with GAAP, the Company is required to include aggregate unrealized appreciation on investments in the calculation and accrue a capital gain incentive fee on a quarterly basis as if such unrealized capital appreciation were realized, even though such unrealized capital appreciation is not permitted to be considered in calculating the fee actually payable under the Investment Advisory Agreement. Although this non-GAAP financial measure is intended to enhance investors' understanding of the Company's business and performance, this non-GAAP financial measure should not be considered an alternative to GAAP.
4. The annualized return on equity – net investment income before accrual for capital gain incentive fee is calculated as (a) the net investment income before the reduction for the accrual for capital gain incentive fee under GAAP for the period presented divided by (b) the daily average of total net assets.

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Portfolio Highlights – New Originations

Originations and Net Funds Growth

- New investment commitments totaled $254.4 million for the quarter ended June 30, 2018.
- Net growth in investments at fair value (after factoring in debt repayments and other portfolio activity) for the quarter ended June 30, 2018 was $68.0 million, a 4.3% increase from the quarter ended March 31, 2018.
- During the quarter ended June 30, 2018, GCIC did not sell any investments or unfunded commitments to GCIC Senior Loan Fund LLC ("GCIC SLF").

Select Portfolio Funds Roll Data (in millions)	Q3 2017	Q4 2017	Q1 2018	Q2 2018	Q3 2018
New Investment Commitments	$ 328.9	$ 173.2	$ 232.2	$ 185.4	$ 254.4
Exits and Sales of Investments [1]	112.1	68.0	95.3	101.2	140.5
Fair Value of Investments	1,304.0	1,397.7	1,513.1	1,574.6	1,642.6
Net Funds Growth [2]	136.6	93.7	115.4	61.5	68.0

Asset Mix of New Originations	Q3 2017	Q4 2017	Q1 2018	Q2 2018	Q3 2018
Senior Secured	11%	14%	24%	13%	9%
One Stop	88%	85%	73%	83%	90%
Subordinated Debt	0%	0%	0%	0%	0%*
GCIC SLF	0%	0%	2%	3%	0%
Equity	1%	1%	1%	1%	1%

* Represents an amount less than 1.0%

1. Includes full and partial payoffs and sales, including sales to GCIC SLF.
2. Net funds growth includes the impact of new investments and exits of investments as noted in the table above, as well as other variables such as net fundings on revolvers, net change in unamortized fees, net change in unrealized gains (losses), etc.

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Portfolio Highlights – Portfolio Diversity as of June 30, 2018 Investment Portfolio $1,589mm1 // 181 Investments1 – Average Size $8.8mm Historical Investment Portfolio ($mm) $1,700 $1,643 $1,600 $1,575 $1,513 4% 3% $1,500 4% 2% 2% $1,398 2% $1,400 4% $1,304 1% $1,300 4% Inv. in GCIC 1% $1,200 SLF $1,100 Equity 84% 83% $1,000 $900 83% 83% Sub. Debt 2 $800 83% $700 One Stop $600 Senior $500 Secured $400 $300 $200 $100 10% 12% 12% 12% 11% $- Q3 2017 Q4 2017 Q1 2018 Q2 2018 Q3 2018 1. Excludes investment in GCIC SLF. 2. For all periods presented, the subordinated debt investments held represent an amount less than 1.0%. 6

Portfolio Highlights – Portfolio Diversity as of June 30, 2018 Diversity by Investment Size Industry Diversity of Investments GCIC SLF 3% Diversified/Conglomerate Service 29% Top 10 Investments 24% Healthcare, Education and Childcare 21% Electronics 8% Personal, Food and Miscellaneous Services 7% Retail Stores Remaining 5% Top 25 156 Investments Investments 51% Beverage, Food and Tobacco 5% 46% Leisure, Amusement, Motion Pictures, Entertainment 3% Interest Rate on Loans1 Insurance 3% Fixed – 0.2% Buildings and Real Estate 3% GCIC SLF 3% Other 13% 99.8% Floating 1. The percentage of fixed rate loans and floating rate loans is calculated using total debt investments at fair value and excludes equity investments. 7

Portfolio Highlights – Spread Analysis

Portfolio Rotation – Debt Investments	Q3 2017	Q4 2017	Q1 2018	Q2 2018	Q3 2018
Weighted average interest rate of new investments [1]	7.4%	7.3%	7.5%	8.5%	7.6%
Weighted average interest rate on investments that were sold or paid-off [2]	7.7%	6.9%	7.1%	8.1%	8.4%
Weighted average spread of new floating rate investments	6.2%	6.0%	6.0%	6.6%	5.6%
Weighted average interest rate of new fixed rate investments	7.5%	N/A	N/A	9.0%	8.0%
Weighted average fees on new investments	1.4%	1.2%	1.3%	1.1%	0.9%



10.0%
9.0%
8.0%
7.0%
6.0%
5.0%
4.0%
3.0%
2.0%
1.0%
0.0%
8.6%
8.2%
8.5%
9.0%
9.5%
7.9%
7.8%
7.9%
8.4%
8.8%
4.6%
4.3%
4.6%
4.8%
4.9%
4.0%
3.9%
3.9%
4.2%
4.6%
1.3%
1.3%
1.7%
2.3%
2.3%
Q3 2017
Q4 2017
Q1 2018
Q2 2018
Q3 2018
Investment income yield[3]
Income yield[4]
Weighted average cost of debt[5]
Weighted average net investment spread[6]
3-Month London Interbank Offered Rate ("LIBOR")

1. Weighted average interest rate on new investments is based on the contractual interest rate at the time of funding. For variable rate loans that have a LIBOR, Euro Interbank Offered Rate ("EURIBOR"), or Prime rate option, the contractual rate is calculated using current LIBOR or EURIBOR at the time of funding, the spread over LIBOR or EURIBOR and the impact of any LIBOR or EURIBOR floor. For variable rate loans that only have a Prime rate option, the contractual rate is calculated using current Prime at the time of funding, the spread over Prime and the impact of any Prime floor. For fixed rate loans, the contract rate is the stated fixed rate.
2. Excludes exits on investments on non-accrual status.
3. Investment income yield is calculated as (a) the actual amount earned on earning investments, including interest and fee income and amortization of capitalized fees and discounts, divided by (b) the daily average of total earning investments at fair value.
4. Income yield is calculated as (a) the actual amount earned on earning investments, including interest and fee income but excluding amortization of capitalized fees and discounts, divided by (b) the daily average of total earning investments at fair value.
5. The weighted average cost of debt is calculated as (a) the actual amount of expenses incurred on debt obligations divided by (b) the daily average of total debt obligations.
6. The weighted average net investment spread is calculated as (a) the investment income yield less (b) the weighted average cost of debt.

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Portfolio Highlights – Credit Quality

- Fundamental credit quality remained strong with over 90.0% of the investments in the portfolio having an Internal Performance Rating of 4 or higher as of June 30, 2018. During the quarter ended June 30, 2018, the number of non-accrual portfolio company investments increased from one to three. The total fair value of non-accrual investments at June 30, 2018 is $9.9 million or 0.6% of total investments at fair value.

Portfolio Risk Ratings

	December 31, 2017		March 31, 2018		June 30, 2018	
Internal Performance Rating	Investments at Fair Value (000s)	% of Total Portfolio	Investments at Fair Value (000s)	% of Total Portfolio	Investments at Fair Value (000s)	% of Total Portfolio
5	$ 43,056	2.8%	$ 141,529	9.0%	$ 199,587	12.1%
4	$ 1,343,033	88.8%	$ 1,304,920	82.9%	$ 1,350,487	82.2%
3	$ 124,712	8.2%	$ 126,293	8.0%	$ 76,511	4.7%
2	$ 2,332	0.2%	$ 1,866	0.1%	$ 16,050	1.0%
1	$ 16	0.0%*	$ 16	0.0%*	$ 0	0.0%
Total	**$ 1,513,149**	**100.0%**	**$ 1,574,624**	**100.0%**	**$ 1,642,635**	**100.0%**

Internal Performance Ratings Definition

Rating	Definition
5	Borrower is performing above expectations and the trends and risk factors are generally favorable
4	Borrower is generally performing as expected and the risk factors are neutral to favorable
3	Borrower may be out of compliance with debt covenants; however, loan payments are generally not past due
2	Borrower is performing materially below expectations and the loan's risk has increased materially since origination
1	Borrower is performing substantially below expectations and the loan's risk has substantially increased since origination

* Represents an amount less than 0.1%.

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Quarterly Statements of Financial Condition As of (Dollar amounts in 000s, June 30, 2017 September 30, 2017 December 31, 2017 March 31, 2018 June 30, 2018 except per share data) (unaudited) (audited) (unaudited) (unaudited) (unaudited) Assets Investments, at fair value $ 1,303,960 $ 1,397,701 $ 1,513,149 $ 1,574,624 $ 1,642,635 Cash, cash equivalents, and foreign currencies 5,220 22,859 9,412 8,400 9,582 Restricted cash and cash equivalents 42,516 28,272 25,686 37,153 29,352 Other assets 6,592 6,263 5,289 6,343 7,494 Total Assets $ 1,358,288 $ 1,455,095 $ 1,553,536 $ 1,626,520 $ 1,689,063 Liabilities and Net Assets Debt $ 630,850 $ 670,200 $ 724,550 $ 733,300 $ 747,750 Unamortized debt issuance costs (2,910) (2,671) (2,129) (1,847) (2,309) Other short-term borrowings – – – – 12,287 Payable for investments purchased 3,076 – 355 169 – Interest payable 2,121 2,141 2,399 2,586 3,091 Management and incentive fee payable 7,315 7,536 8,451 9,498 10,042 Distributions payable 14,210 8,239 6,716 14,199 20,476 Other liabilities 1,186 1,430 1,353 1,320 1,568 Total Liabilities 655,848 686,875 741,695 759,225 792,905 Total Net Assets 702,440 768,220 811,841 867,295 896,158 Total Liabilities and Net Assets $ 1,358,288 $ 1,455,095 $ 1,553,536 $ 1,626,520 $ 1,689,063 Net Asset Value per Share $ 15.00 $ 15.00 $ 15.00 $ 15.00 $ 15.00 Regulatory leverage 0.90x 0.88x 0.90x 0.85x 0.85x Asset coverage 211.0% 214.3% 211.7% 217.9% 217.4% Common shares outstanding 46,829,344 51,214,684 54,122,735 57,819,693 59,743,807 10

Quarterly Operating Results

(Dollar amounts in 000s, except share and per share data)	For the quarter ended June 30, 2017 (unaudited)	September 30, 2017 (unaudited)	December 31, 2017 (unaudited)	March 31, 2018 (unaudited)	June 30, 2018 (unaudited)
Investment Income					
Interest income	$ 24,498	$ 26,532	$ 29,071	$ 31,498	$ 33,520
Dividend income	1,373	1,071	1,132	1,369	1,644
Fee income	827	8	391	897	1,147
Total Investment Income	26,698	27,611	30,594	33,764	36,311
Expenses					
Interest and other debt financing expenses	5,844	6,456	6,879	7,510	8,270
Base management fee, net of waiver	3,101	3,443	3,626	3,818	4,058
Incentive fee – net investment income, net of waiver	2,524	2,508	2,853	3,210	3,439
Incentive fee – capital gains	57	(101)	385	495	73
Other operating expenses	925	996	1,070	1,036	1,055
Total Expenses, net of waivers	12,451	13,302	14,813	16,069	16,895
Net Investment Income	14,247	14,309	15,781	17,695	19,416
Net Gain (Loss) on Investments and Foreign Currency					
Net realized gain (loss) on investments and foreign currency transactions	91	997	(486)	580	2,454
Net unrealized appreciation (depreciation) on investments and foreign currency translation	(128)	(1,909)	2,519	2,433	(1,394)
Net gain (loss) on investments and foreign currency	(37)	(912)	2,033	3,013	1,060
Net Increase in Net Assets Resulting from Operations	$ 14,210	$ 13,397	$ 17,814	$ 20,708	$ 20,476
Per Share Data					
Earnings per weighted average share [1]	$ 0.31	$ 0.28	$ 0.34	$ 0.37	$ 0.35
Net investment income per weighted average share [1]	$ 0.31	$ 0.30	$ 0.30	$ 0.32	$ 0.33
Distributions paid per share [2]	$ 0.31	$ 0.28	$ 0.34	$ 0.37	$ 0.35
Weighted average common shares outstanding	45,882,813	48,723,836	52,091,851	55,957,341	58,083,180

1. Per share data is calculated based on the daily weighted average shares outstanding during the period presented.
2. Per share data is based on (i) the total distributions paid for each respective record date during the period presented divided by (ii) the total number of shares outstanding on each respective record date. Please see slide titled "Common Stock and Distribution Information" included in this presentation for details on the distributions declared during the period.

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Portfolio Highlights – GCIC Senior Loan Fund LLC

- The annualized return for the quarter ended June 30, 2018 was 10.2%, as compared to 13.6% for the quarter ended March 31, 2018.
- Total investments at fair value as of June 30, 2018 were $162.2 million, a 12.1% decrease from March 31, 2018.
- Subject to leverage and borrowing base restrictions, as of June 30, 2018, GCIC SLF had approximately $46.3 million of remaining commitments and $1.7 million of availability on its revolving credit facility.

(Dollar amounts in 000s)

	As of				
Balance Sheet	**June 30, 2017** (unaudited)	**September 30, 2017** (audited)	**December 31, 2017** (unaudited)	**March 31, 2018** (unaudited)	**June 30, 2018** (unaudited)
Total investments, at fair value	$ 142,889	$ 161,522	$ 173,919	$ 184,496	$ 162,200
Cash and other assets	3,194	3,029	3,120	8,996	2,923
Total assets	$ 146,083	$ 164,551	$ 177,039	$ 193,492	$ 165,123
Senior credit facility	90,450	108,150	113,250	121,400	103,750
Unamortized debt issuance costs	(916)	(1,199)	(1,043)	(892)	(730)
Other liabilities	1,557	338	419	431	384
Total liabilities	91,091	107,289	112,626	120,939	103,404
Subordinated debt and members' equity	54,992	57,262	64,413	72,553	61,719
Total liabilities and members' equity	$ 146,083	$ 164,551	$ 177,039	$ 193,492	$ 165,123
Senior leverage	1.64x	1.89x	1.76x	1.67x	1.68x

(Dollar amounts in 000s)

	For the three months ended				
GCIC Return on Investment in GCIC SLF	**June 30, 2017** (unaudited)	**September 30, 2017** (unaudited)	**December 31, 2017** (unaudited)	**March 31, 2018** (unaudited)	**June 30, 2018** (unaudited)
Total Income	$ 1,076	$ 432	$ 1,874	$ 2,030	$ 1,567
Annualized return on total income [1]	8.2%	3.5%	14.1%	13.6%	10.2%

1. GCIC's annualized return on total income is calculated by dividing total income earned on our investments in GCIC SLF by the daily average of our investments, (1) prior to their redemption on December 30, 2017, the principal of the GCIC SLF subordinated notes and (2) in the net asset value of the GCIC SLF limited liability company equity interests. Annualized total return excludes the impact of management fees and incentive fees that may be charged by GC Advisors based on GCIC's investments in GCIC SLF and the income from such investments.

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Liquidity and Capital Subscriptions Cash and Cash Equivalents − Unrestricted cash and cash equivalents totaled $9.6 million as of June 30, 2018. − Restricted cash and cash equivalents totaled $29.4 million as of June 30, 2018. Restricted cash is held in our securitization vehicle and in our revolving credit facility and is reserved for quarterly interest payments and is also available for new investments that qualify for reinvestment by these entities. Capital Subscriptions − As of June 30, 2018, we had total investor capital subscriptions of $1.2 billion and contributed capital of $819.0 million (68.4% called capital ratio). − Effective July 1, 2018, we entered into agreements with certain stockholders to repurchase approximately 1.7 million shares of common stock at a net asset value per share of $15.00 totaling $25.6 million in the aggregate. Debt Facilities - Availability − As of June 30, 2018, subject to leverage and borrowing base restrictions, we had approximately $79.7 million of remaining commitments and $42.8 million of availability on our $500.0 million revolving credit facility with Wells Fargo. − As of June 30, 2018, our $75.0 million revolving credit facility with Sumitomo Mitsui Banking Corporation (“SMBC”) was fully drawn. − As of June 30, 2018, we had $40.0 million of remaining commitments and availability on our $40.0 million revolving credit facility with GC Advisors. Debt Facilities – Amendments − On May 17, 2018, the revolving credit facility with SMBC was amended to, among other things, (a) extend the maturity date from May 17, 2018 to May 17, 2019 and (b) reduce the interest rate for borrowings from LIBOR +1.60% to LIBOR +1.50%. The other material terms of the SMBC Revolver remain unchanged. − On May 25, 2018, the revolving credit facility with Wells Fargo was amended to, among other things, (a) increase the borrowing capacity from $420 million to $500 million, (b) decrease the interest rate from one-month LIBOR plus 2.25% to one month LIBOR plus 2.15%, (c) extend the expiration of the reinvestment period from August 30, 2018 to May 24, 2019, (d) extend the maturity date from August 30, 2022 to May 25, 2023, and (e) amend the facility to permit borrowings in foreign currencies. The other material terms of the credit facility were unchanged. 13

Debt Facilities* 2016 Debt Securitization Par Amount Tranche Rating (M/S) ($mm) Interest Rate Stated Maturity Reinvestment Period Class A Notes Aaa / AAA $220.0 3 Month LIBOR + 2.15% August 8, 2028 August 8, 2020 Class B Notes Aa1 / N/A $32.5 3 Month LIBOR + 3.00% August 8, 2028 August 8, 2020 Total Notes Issued1 $252.5 Debt Facilities Outstanding Commitment Issuer ($mm) ($mm) Interest Rate Stated Maturity Reinvestment Period Wells Fargo Revolving Credit Facility $420.3 $500.0 1 Month LIBOR + 2.15% May 25, 2023 May 24, 2019 SMBC Revolving Credit Facility $75.0 $75.0 1 Month LIBOR + 1.50% May 17, 2019 N/A GC Advisors Revolver $0.0 $40.0 Applicable Federal Rate February 5, 2021 N/A * Information is presented as of June 30, 2018. 1. The Class C Notes, Class D Notes and LLC Equity Interests issued in the 2016 Debt Securitization, totaling $42.3 million, $28.6 million and $86.7 million, respectively, were retained by the Company. 14

Common Stock and Distribution Information Distributions Paid Amount Per Date Declared Record Date Earnings Period Shares Outstanding Payment Date Total Amount Share February 7, 2017 April 30, 2017 April 2017 44,292,283.019 July 28, 2017 $ 0.1067 $ 4,726,827 May 4, 2017 May 18, 2017 May 2017 46,515,568.552 July 28, 2017 0.0982 4,566,043 May 4, 2017 June 16, 2017 June 2017 46,829,343.936 July 28, 2017 0.1050 4,916,564 Total for Quarter Ended June 30, 2017 $ 0.3099 $ 14,209,434 May 4, 2017 July 21, 2017 July 2017 46,829,343.936 September 25, 2017 $ 0.1102 $ 5,158,573 August 2, 2017 August 31, 2017 August 2017 49,551,036.707 November 27, 2017 0.0600 2,975,064 August 2, 2017 September 22, 2017 September 2017 49,551,036.707 November 27, 2017 0.1062 5,263,414 Total for Quarter Ended September 30, 2017 $ 0.2764 $ 13,397,051 August 2, 2017 October 23, 2017 October 2017 51,214,683.496 December 28, 2017 $ 0.1122 $ 5,745,578 November 17, 2017 November 24, 2017 November 2017 51,214,683.496 December 28, 2017 0.1045 5,352,573 November 17, 2017 December 26, 2017 December 2017 53,729,533.382 February 26, 2018 0.1250 6,716,120 Total for Quarter Ended December 31, 2017 $ 0.3417 $ 17,814,271 November 17, 2017 January 23, 2018 January 2018 54,122,735.354 February 26, 2018 $ 0.1202 $ 6,508,591 February 6, 2018 February 23, 2018 February 2018 55,530,517.674 May 23, 2018 0.1005 5,579,259 February 6, 2018 March 30, 2018 March 2018 57,819,693.450 May 23, 2018 0.1491 8,619,942 Total for Quarter Ended March 31, 2018 $ 0.3698 $ 20,707,792 February 6, 2018 April 27, 2018 April 2018 57,819,693.450 July 24, 2018 $ 0.1351 $ 7,811,805 May 4, 2018 May 18, 2018 May 2018 57,819,693.450 July 24, 2018 0.1046 6,046,494 May 4, 2018 June 15, 2018 June 2018 58,325,385.782 July 24, 2018 0.1135 6,617,281 Total for Quarter Ended June 30, 2018 $ 0.3532 $ 20,475,580 15

Common Stock and Distribution Information Distributions Declared Amount Per Date Declared Record Date Earnings Period Shares Outstanding Payment Date Total Amount Share May 4, 2018 July 21, 2018 July 2018 58,037,388.381 September 25, 2018 TBD TBD August 7, 2018 August 31, 2018 August 2018 TBD November 27, 2018 TBD TBD August 7, 2018 September 21, 2018 September 2018 TBD November 27, 2018 TBD TBD August 7, 2018 October 17, 2018 October 2018 TBD December 28, 2018 TBD TBD 16